Exhibit 10.5

STOCK OPTION AGREEMENT

THIS STOCK OPTION AGREEMENT (“Agreement”) is made as of this 30th day of January, 2004, by and between EPIQ Systems, Inc. a Missouri corporation (the “Company”) and Jeffrey B. Baker (the “Employee”).

WITNESSETH:

WHEREAS, Poorman-Douglas Corporation (the “Employer”) is a corporation which is wholly-owned by P-D Holding Corp. which is a wholly-owned subsidiary of the Company;

WHEREAS, as of January 30, 2004, the Employee has executed an employment and non-competition agreement by and between the Employee and the Employer (the “Employment Agreement”) pursuant to which the Employee will be employed by the Employer;

WHEREAS, as an inducement for the Employee to enter into the Employment Agreement, the Company has agreed to grant to the Employee the right and option to purchase up to Two Hundred Thousand (200,000) shares of common stock, one cent ($.01) par value of the Company (the “Stock”); and

WHEREAS, the Employee desires to accept the aforementioned option to purchase the Stock in accordance with the provisions of the terms and conditions of this Agreement as set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants hereinafter set forth and for other good and valuable consideration, the parties agree as follows:

SECTION 1.  GRANT OF OPTION

The Company hereby grants as of the date hereof (the “Grant Date”) to the Employee the right and option (the “Option”) to purchase all or any part of an aggregate of Two Hundred Thousand (200,000) shares of the Stock (the “Option Shares”) (such number being subject to adjustment as provided in Section 11 hereof) on the terms and conditions set forth herein.  The parties acknowledge and agree that this Option is intended to qualify as a nonstatutory or nonqualified stock option (“NSO”) and not as an incentive stock option under Section 422 of Internal Revenue Code of 1986, as amended (the “Code”).

SECTION 2.  PURCHASE PRICE

The per share purchase or exercise price of the Option Shares shall be $18.20, which is the closing bid price of one (1) share of Stock as reported on the NASDAQ National Market as of the close of trading on the Grant Date.  The purchase price is subject to adjustment as provided in Section 11 hereof.

SECTION 3.  MEDIUM OF PAYMENT

The parties agree that full payment of the purchase price for the Option Shares shall be payable in either (a) United States Dollars by cash, certified or cashier’s check, personal check, money order or wire transfer; or (b) in any combination of cash or check as described in subsection (a).

SECTION 4.  OPTION TERM AND TERMINATION

(a)                                  No part of the Option shall be exercised after ten (10) years after the date hereof.

(b)                                 All rights to exercise the Option hereunder shall be terminated in accordance with the following provisions:

(i)                                     If the Employee is no longer employed by the Employer or an Affiliate of the Employer for any reason other than death, Disability (as defined in the Employment Agreement), or for Cause (as defined in the Employment Agreement), the Employee shall be entitled to exercise the Option, to the extent it is exercisable, in whole or in part, within three (3) months after the date Employee’s employment terminates, but in no event later than the date on which the Option would have expired if Employee’s employment had not terminated.

(ii)                                  If the Employee is no longer employed by the Employer or an Affiliate of the Employer on account of Disability, the Employee may exercise the Option, to the extent it is exercisable, in whole or in part, within one (1) year after the date on which the Employee’s employment terminates on account of Disability, but in no event later than the date on which the Option would have expired if the Employee had not become Disabled.

(iii)                               If the Employee is no longer employed by the Employer or an Affiliate of the Employer on account of Employee’s death, the estate of the Employee or any person who acquires the right to exercise the Option by will or the laws of descent or distribution or by reason of the Employee’s death may exercise the Option, to the extent it is exercisable, in whole or in part, within one (1) year after the Employee’s date of death, but in no event later than the date on which the Option would have expired if the Employee had not died.

(iv)                              If the Employee is no longer employed by the Employer or an Affiliate of the Employer on account of Employee’s termination for Cause, he shall forfeit any and all outstanding rights under the Option and such rights shall be deemed to have lapsed for purposes hereof as of the date of such termination of employment for Cause.

(c)                                      For purposes of this Agreement, an “Affiliate of the Employer” shall mean any business entity directly or indirectly controlling, controlled by or under common control with the Employer.  For purposes of this definition, “controlling”, “controlled by” or “under common control with” means a more than fifty percent (50%) voting, equity and profits interest.

(d)                                 For purposes of this Agreement, Employee’s employment with the Employer will not be deemed terminated if Employee goes on a military leave, a sick leave, or any other bona fide leave of absence that is approved by the Employer (or an Affiliate of Employer) in accordance with the usual procedures of the Employer (or its Affiliate) and if continued crediting of employment service is required by the terms of the leave or applicable law.

SECTION 5.  TIME OF EXERCISE

(a)                                  The Option shall become vested in accordance with the following schedule, if as of each such date Employee is employed by Employer or an Affiliate of the Company:

Date	Cumulative Percentage of Option Vested

First anniversary of the Grant Date	20%

Second anniversary of the Grant Date	40%

Third anniversary of the Grant Date	60%

Fourth anniversary of the Grant Date	80%

Fifth anniversary of the Grant Date	100%

(b)                                 The Option or any installment of the Option that has become exercisable in accordance with Section 5(a) above, may be exercised at any time and from time to time (so long as the term of the Option or such installment thereof has not expired), as to all or any part of any installment thereof; provided, that the Option may not be exercised for a fractional share of Stock.

(c)                                  If, at any time after the date hereof, the Company (through action of the board of directors of the Company or any committee thereof) executes, amends or otherwise modifies any option or similar agreement or arrangement with any executive officer of the Company such that all or any portion of an option to purchase shares of Stock held by such executive officer of the Company shall become exercisable on an accelerated basis upon the occurrence of a Change of Control of the Company (as such term is then defined by the board of directors of the Company or any committee thereof), then any installment of the Option hereunder that has not become exercisable shall automatically become exercisable in accordance with the schedule and terms approved by the board of directors of the Company or any committee thereof for such other executive officer(s) of the Company; provided that such accelerated vesting shall not become effective hereunder until approved by the stockholders of the Company to the extent required by applicable law.

SECTION 6.  METHOD OF EXERCISE AND ISSUANCE OF SHARES

(a)                                  Each exercise of the Option, or all or any portion of an installment thereof, in accordance with the provision of Section 5 of this Agreement, shall be in compliance with any Company policy regarding insider trading and shall be by written notice of exercise delivered to the Chief Executive Officer or Chief Financial Officer of the Company at the Company’s principal place of business specifying the number of shares of Stock to be purchased and accompanied by payment in the manner elected in Section 3 hereof.

(b)                                 As soon as practicable after any such exercise in accordance with the foregoing provisions, the Company shall deliver certificate(s) to the Employee representing the Stock which relates to such exercise.

SECTION 7.  NONTRANSFERABILITY

The Option, and all rights and privileges hereunder, shall be nonassignable and nontransferable by the Employee, either voluntarily or by operation of law (except by will or by operation of the laws of descent and distribution), nor shall they be pledged or hypothecated in any way, and shall be exercisable only by the Employee during his lifetime, except as provided in Section 4(b)(iii) of this Agreement.

SECTION 8.  SHARE AUTHORIZATIONS, CONSENTS, ETC.

The Company, during the term of the Option, will have a sufficient number of shares of Stock authorized to satisfy this Option.  The Company will seek to obtain from each regulatory commission or agency having jurisdiction, such authority as may be required to issue and sell Stock to satisfy the Option.  The inability of the Company to obtain from any such regulatory commission or agency authority, which counsel for the Company deems necessary for the lawful issuance and sale of the Stock to satisfy the Option, shall relieve the Company from any liability for failure to issue and sell Stock to satisfy the Option until such time as such authority is obtained.

SECTION 9.  INVESTMENT REPRESENTATIONS

The Employee may be required, if it is deemed necessary in the opinion of counsel of the Company, to represent to the Company at the time of exercise that it is Employee’s intention to acquire the Stock for Employee’s private investment only and not for resale or distribution to the public.  The Company may stamp any certificate representing such Stock with a legend to the effect that such Stock has not been registered under the Securities Act of 1933, as amended, and that it may not be sold or transferred until so registered, or until an opinion of counsel satisfactory to the Company is received to the effect that such registration is not necessary.  In the event any Stock issued pursuant to this Agreement is registered under the Securities Act of 1933, as amended, then the investment representations and restrictions imposed pursuant to federal securities law shall automatically be inoperative with respect to the registered shares of Stock.  Nothing herein shall be deemed to obligate the Company to so register any of such Stock.  Whenever the Company next files a registration statement on Form S-8 (it being understood that the Company shall file a registration statement on Form S-8 within two years after the date hereof), the Company will include in that registration statement the unexercised Option Shares to the extent permitted by law.  The Company will maintain the effectiveness of such registration statement on Form S-8 for all unexercised Option Shares, to the extent permitted by law, until all such Option Shares become exercised.

SECTION 10.  RIGHTS AS SHAREHOLDER

The Employee shall have no rights as a shareholder with respect to any Stock issuable pursuant to this Option until the certificate(s) representing such Stock shall have been issued and delivered to Employee.  No adjustment shall be made for dividends or other rights for which the record date is prior to the date such Stock certificate(s) is delivered to the Employee.

SECTION 11.  CHANGES IN CAPITAL STRUCTURE

(a)                                  The Option granted hereunder shall be subject to adjustment by the Board of Directors of the Company as to the number and price of shares subject to such Option in the event of changes in the outstanding shares of Stock by reason of stock dividends, stock splits, recapitalizations, reorganizations, mergers, consolidations, combinations, exchanges, or other relevant changes in capitalization occurring after the Grant Date of the Option.  In the event of any such change in the outstanding shares of Stock, the aggregate number of Option Shares, which remain outstanding, and the exercise price thereof, under this Agreement shall be adjusted by the Board of Directors of the Company, whose determination shall be conclusive.

(b)                                 Except as otherwise expressly provided herein, the issuance by the Company of shares of its capital stock of any class, or securities convertible into shares of capital stock of any class, either in connection with a direct sale or upon the exercise of options, rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number or exercise price of the Option Shares which remain outstanding.

(c)                                  Without limiting the generality of the foregoing, the Option granted hereunder shall not affect in any manner the right or power of the Company to make, authorize or consummate (i) any or all adjustments, recapitalizations, reorganizations or other changes in the Company’s capital structure or its business; (ii) any merger or consolidation of the Company; (iii) any issue by the Company of debt securities, or preferred or preference stock that would rank above the shares of Stock subject to Option; (iv) the dissolution or liquidation of the Company; (v) any sale, transfer or assignment of all or any part of the assets or business of the Company; or (vi) any other corporate act or proceedings, whether of a similar character or otherwise.

SECTION 12.  CONTINUATION OF EMPLOYMENT

Nothing herein shall confer upon the Employee any right to continued employment, or interfere with the right of the Employer, the Company or an Affiliate of the Company, whichever is serving as the employer of the Employee, to terminate his employment at any time, for any reason (subject to the terms of the Employment Agreement).

SECTION 13.  TAX TREATMENT AND WITHHOLDING TAXES

The Company intends that the Option will be considered a nonstatutory or nonqualified stock option under the Code.  The Employee, the Company or an Affiliate of the Company, whichever is serving as the employer of the Employee, has the right to require the Employee or Employee’s permitted successor in interest to pay to the Employer, the Company or an Affiliate of the Company, whichever is serving as the employer of the Employee, the amount of any taxes which said employer may be required to withhold with respect to such Option Shares.  If permitted by law, the Company has the right to issue or transfer Option Shares net of the number of shares of Stock sufficient to satisfy tax withholding requirements.  For withholding tax purposes, the Option Shares to be withheld shall be the fair market value on the date of the withholding obligation.

The foregoing is not intended as tax advice to Employee.  Furthermore, neither the Company nor the Employer make any representation or warranty concerning the tax consequences to the Employee upon grant or exercise of the Option, the receipt of the Option Shares upon the exercise in whole or in part of the Option, or the subsequent sale of the Option Shares acquired pursuant to the exercise, in whole or in part, of the Option.  The Employee should consult his or her own tax advisor.

SECTION 14.  FAIR MARKET VALUE

As used herein, except with respect to the exercise price set forth in Section 2, the fair market value shall be the closing price at which the Stock is traded on the applicable date.  For this purpose, the closing price of the Stock on any business day shall be (i) if such Stock is listed or admitted for trading on any United States national securities exchange, or if actual transactions are otherwise reported on a consolidated transaction reporting system, the last reported sale price of the Stock on such exchange or reporting system, as reported in any newspaper of general circulation, (ii) if the Stock is quoted on the National Association of Securities Dealers Automated Quotations System (“NASDAQ”), or any similar system of automated dissemination of quotations of securities prices in common use, the closing bid quotation for such day of the Stock on such system, or (iii) if neither clause (i) or (ii) is applicable, the mean between the high bid and low ask quotations for the Stock as reported by the National Quotation Bureau, Incorporated if at least two securities dealers have inserted both bid and ask quotations for the Stock on at least 5 of the 10 preceding days.

SECTION 15.  GOVERNING LAW

This Agreement shall be subject to, and governed by, the Laws of the State of Missouri irrespective of the fact that one or more of the parties now is, or may become, a resident of a different state.

SECTION 16.  MISCELLANEOUS

The Option shall be administered by the Board of Directors of the Company or a Committee of the Board of Directors of the Company (the Board of Directors or Committee of the Board of Directors shall hereinafter be referred to as the “Administrator”).  The parties hereby acknowledge and agree that the Administrator shall have the authority, consistent with this Agreement, to interpret this Agreement, to promulgate such rules, policies and procedures to administer the Option and the exercise thereof, to delegate ministerial responsibilities relating to the Option to appropriate persons and to make all other determinations necessary or desirable for the administration of this Agreement.  All decisions, determinations and interpretations of the Administrator shall be binding on the parties.  Neither the Company, the Employer, nor any Affiliate of the Company is under any obligation to repurchase the Option Shares acquired pursuant to the exercise of the Option.  The proceeds received by the Company from the exercise of this Option shall be used for any purposes as the Company shall determine in its sole and absolute discretion.  If any provision of this Agreement shall be held to be invalid, unenforceable or illegal for any reason, such a determination shall not affect the validity, enforceability, or legality of the remaining provisions hereof.  In the event that any provision of this Agreement is determined to be vague or ambiguous, the parties agree that such provision should not be disregarded or eliminated, but construed in accordance with the intent of the parties.  To the extent applicable and without limiting the generality of the foregoing, the transactions contemplated under this Agreement are intended to comply with all applicable conditions of Rule 16b-3 or its successors promulgated under the Securities Exchange Act of 1934, as amended, and to the extent any provision of this Agreement or action by any party hereunder is inconsistent with the foregoing requirements, it shall be deemed null and void, to the extent required by law  The failure of any party to enforce any of the provisions of this Agreement in any single instance, shall not prevent the enforcement thereof in any other instance, and no provision of this Agreement shall be deemed to have been waived or modified unless such waiver or modification shall be in writing and signed by the parties hereto.  This Agreement constitutes the full and entire understanding and agreement between the parties with regard to the matters contained herein and supersedes all prior agreements and understandings, whether or not in writing, between the parties with respect to these matters.  This Agreement may be amended or modified only by the written agreement of the parties hereto.  This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, personal representatives, executors, administrators, successors and assigns.

IN WITNESS WHEREOF, the Company has caused this Stock Option Agreement to be duly executed by its duly authorized officer, and the Employee has executed this instrument, all as of the day and year first above written.

EPIQ SYSTEMS, INC.		JEFFREY B. BAKER

“Company”		“Employee”

By:	/s/ Christopher E. Olofson	/s/ Jeffrey B. Baker
Name:	Christopher E. Olofson	Jeffrey B. Baker
Title:	President and Chief Operating Officer